UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 16, 2005, Exelixis, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as underwriter, relating to a public offering of 6.5 million shares of common stock, par value $0.001 per share, of the Company. The price to the public is $7.75 per share and the underwriter has agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $7.65 per share. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-66134) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement dated August 16, 2005

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Exelixis, Inc. issued August 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Dated: August 17, 2005	By:	/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary

Exhibit List

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement dated August 16, 2005

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Cooley Godward LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Exelixis, Inc. issued August 17, 2005